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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1994 Equity Incentive Plan, of our report dated January 10, 1997, with respect to the financial statements of Transcend Therapeutics, Inc. included in its Registration Statement (Form S-1) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.
                                                        /s/ Ernst & Young LLP

                                                        Ernst & Young LLP


Boston, Massachusetts

September 24, 1997